Exhibit 99.2

CLEAR CHOICE FINANCIAL, INC.

UNAUDITED PRO FORMA FINANCIAL STATEMENT NOTES

Introduction

On May 31, 2006, Clear Choice Financial, Inc., (“CCF”) consummated the acquisition (the “Acquisition”) of Bay Capital Corp., (“Bay”). The stock purchase agreement, (“SPA”) was previously filed with our 10-QSB on February 10, 2006, whereby the original terms of the SPA outlined the purchase of all of Bay’s then outstanding stock. Amendments 1-4 to the SPA are attached as exhibits to this 8-K filing and should be read in conjunction with the original filed document.

The following unaudited pro forma consolidated condensed financial statements have been prepared based on the historical financial statements of CCF after giving effect to the acquisition Bay. The acquisition-purchase adjustment is being accounted from the perspective that CCF was the acquirer of Bay’s net assets in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations,” and Emerging Issues Task Force Issue 98-03, “Determining Whether a Nonmonetary Transaction Involves Receipt of Productive Assets of a Business.”

The unaudited pro forma consolidated condensed statement of operations for the year ended June 30, 2005 gives effect to the acquisition of Bay and the related acquisition-purchase adjustment as if it had occurred at the beginning of the year and has been derived from:

•	the audited historical statement of operations of Bay Capital Corp. for the year ended December 31, 2004 and 2005; and

•	the audited historical statement of operations of Clear Choice Financial Inc. for the year ended June 30, 2005.

Because these unaudited pro forma consolidated condensed financial statements have been prepared based on preliminary estimates of fair values attributable to the acquisition, the actual amounts recorded for the acquisition may differ from the information presented in these unaudited pro forma consolidated condensed financial statements. The total purchase price has been allocated on a preliminary basis to assets acquired and liabilities assumed based on management’s preliminary estimates of fair value. Management is still in the process of evaluating the assets acquired and liabilities assumed. The allocations made are subject to change pending a final analysis of the fair value of the assets acquired and liabilities assumed, which could result in material changes from the information presented. The pro forma consolidated condensed balance sheet does not purport to be indicative of the financial position that would have resulted had the transaction taken place on July 1, 2005.

The pro forma information presented is for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved if the acquisition had occurred at the beginning of the periods presented, nor is it indicative of future operating results. The unaudited pro forma consolidated condensed financial statements do not reflect any operating efficiencies and cost savings that we may achieve with respect to the consolidated companies. The pro forma information should be read in conjunction with the accompanying notes thereto, and in conjunction with the historical financial statements and accompanying notes of Clear Choice Financial, Inc. included in its annual reports on Form 10-KSB and quarterly reports on Form 10-QSB. The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable.

Purchase Price

The total estimated purchase price of the acquisition was $4,097,879.

Preliminary Purchase Price Allocation

The total purchase price has been allocated on a preliminary basis to assets acquired and liabilities assumed based on management’s preliminary estimates of fair value. Management is still in the process of evaluating the assets acquired and liabilities assumed. The allocations made are subject to change pending a final analysis of the fair value of the assets acquired and liabilities assumed, which could result in material changes from the information presented. This assessment is expected to be completed by September 30, 2006 and may result in fair values that are different than the preliminary estimates of these amounts. Adjustments to these estimates will be included in the allocation of the purchase price, if the adjustment is determined within the purchase price allocation period of up to twelve months.

The total estimated purchase price of $4,097,879 has been allocated as follows:

Purchase Price	$4,097,879
Net liabilities assumed	$1,238,298

Goodwill	$5,336,179

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CLEAR CHOICE FINANCIAL, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE FISCAL YEAR ENDED JUNE 30, 2005
(UNAUDITED)

	Clear Choice Financial, Inc.	Bay Capital Corp.	Pro Forma
Revenues	$357,546	$23,287,173	$23,644,719
Cost of revenues	249,726	2,838,578	3,088,304

Gross profit	107,820	20,448,595	20,556,415

OPERATING EXPENSES
Sales and marketing	795,508	954,560	1,750,068
General and administrative	1,216,743	19,568,111	20,784,854

Total operating expenses	2,012,251	20,522,671	22,534,922

OPERATING LOSS	(1,904,431)	(74,076)	(1,978,507)

NONOPERATING INCOME (EXPENSE)
Interest income	15,171	1,982	17,153
Interest expense	(17,202)	(56,178)	(73,380)
Other expense		(16,750)	(16,750)
Gain on forgiveness of accrued interest	4,945		4,945

Non-operating (expense) income, net	2,914	(70,946)	(68,032)

LOSS BEFORE BENEFIT FROM INCOME TAXES:	$(1,901,517)	$(145,022)	$(2,046,539)

BENEFIT FROM INCOME TAXES:
Current	(61,889)	—	(61,889)
Deferred	—	—	—

Benefit from income taxes	(61,889)	—	(61,889)

NET LOSS	$(1,963,406)	$(145,022)	$(2,108,428)

Net loss per common share, basic and diluted	$(0.19)		$(0.21)

Weighted average number of common shares outstanding- basic and diluted	10,131,520		10,131,520

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CLEAR CHOICE FINANCIAL, INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2006
(UNAUDITED)

	Clear Choice Financial, Inc.	Bay Capital Corp.	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$3,647,664	$771,116	$(300,000)	[A]	$4,118,780
Restricted cash	200,000	—	—		200,000
Accounts receivable	—	196,698	—		196,698
Notes receivable	1,000,000	—	(500,000)	[B]	500,000
Mortgage receivable, net of allowance for loan loss of $541,918	—	31,243,012	—		31,243,012
Interest receivable	22,389	75,596	(2,975)	[B]	95,010
Prepaid expenses	555,116	113,049	—		668,165
Income tax receivable	61,889	—	—		61,889

Total current assets	5,487,058	32,399,471	—		37,083,554

Goodwill	5,336,178	—	—		5,336,178
Deposits	9,351	17,649	—		27,000
Property and equipment, net	223,030	475,264	—		698,294
Other assets	29,345	—	—		29,345

Total other assets	5,597,904	492,913			6,090,817

Total assets	$11,084,962	$32,892,384			$43,174,371

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$22,111	$504,736	$—		$526,847
Bank Line of Credit	199,757	—	—		199,757
Accrued liabilities	131,435	1,260,398	—		1,391,833
Warehouse line payable	—	30,622,109	—		30,622,109
Interest payable	—	173,520	—		173,520
Unearned Income	13,742	101,831	—		115,573
Notes payable - current	2,009,674	500,000	(500,000)	[B]	2,009,674
Notes payable officer - current	3,051	300,000	(300,000)	[A]	3,051

Total current liabilities	2,379,770	33,462,594	—		35,042,364
Long term notes payable - officer	249,824	443,723	—		693,547

Total liabilities	2,629,594	33,906,317	—		35,735,911

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $.0001 par value; 10,000,000 shares authorized; none issued or outstanding	—	—	—		—
Common stock, $.0001 par value; 60,000,000 shares authorized; 15,571,262 issued and outstanding	1,557	450,000	(450,000)	[C]	1,557.00
Additional paid in capital	11,960,051	220,227	(220,227)	[C]	11,960,051
Accumulated deficit	(3,506,240)	(1,684,160)	667,252	[C]	(4,523,148)

Total stockholders’ equity (deficit)	8,455,368	(1,013,933)			7,438,460

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$11,084,962	$32,892,384			$43,174,371

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CLEAR CHOICE FINANCIAL, INC.
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED MARCH 31, 2006

	Clear Choice Financial, Inc.	Bay Capital Corp.	Pro Forma Adjustments		Pro Forma
Revenues	$1303,774	$17,682,748			$17,986,522
Cost of revenues	120,806	1,516,142			1,636,948

Gross profit	182,968	16,166,606			16,349,574

OPERATING EXPENSES
Sales and marketing	410,391	629,740			1,040,131
General and administrative	1,289,687	16,774,627			18,064,314

Total operating expenses	1,700,078	17,404,367			19,104,445

OPERATING LOSS	(1,517,110)	(1,237,761)			(2,754,871)

NONOPERATING INCOME (EXPENSE)
Interest income	65,317	7,680	(2,795)	[A]	70,202
Interest expense	(140,538)	(19,417)	2,795	[A]	(157,160)
Other expense		2,482			2,482

Non-operating (expense) income, net	(75,221)	(9,255)			(84,476)

NET LOSS	$(1,592,331)	$(1,247,016)			$(2,839,347)

Net loss per common share, basic and diluted	$(0.10)				$(0.18)

Weighted average number of common shares outstanding- basic and diluted	16,171,262				16,171,262

ADJUSTMENTS TO THE CONDENSED CONSOLIDATED PRO FORMA UNAUDITED FINANCIAL STATEMENTS

The following pro forma adjustments are incorporated into the pro forma condensed consolidated balance sheet as of March 31, 2006 and the pro forma condensed consolidated statement of operations for the nine months ended March 31, 2006.

CONDENSED CONSOLIDATED BALANCE SHEET

A)	Eliminate note payable due to shareholder in which said note was satisfied the day before closing, in cash.
B)	Eliminate the note due to Clear Choice Financial from Bay Capital Corp. and the corresponding accrued interest.
C)	Eliminate equity and the prior retained earnings to reflect Pro Forma results..

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

A)	Eliminate interest income and expense on note payable from Bay Capital Corp.

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